UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2011

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, RPM International Inc. (the “Company”) is filing this Amendment (this “Amendment”) to its Current Report on Form 8-K originally filed on October 12, 2011 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, the majority of votes cast at the Company’s Annual Meeting of Stockholders held on October 6, 2011 voted, on an advisory basis, to hold future advisory votes on executive compensation every year. After considering the voting results and other factors, the Company’s Board of Directors has determined that the Company will hold advisory votes on executive compensation every year. The Company will continue to hold annual advisory votes until such time as the next advisory vote is submitted to stockholders regarding the frequency of advisory votes on executive compensation. The information reported under Item 5.07 of the Original Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date: February 2, 2012

/s/ Edward W. Moore
Edward W. Moore Vice President, General Counsel and Chief Compliance Officer